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                                                                    Exhibit 10.6

                           CHANGE IN CONTROL AGREEMENT




                  This Change In Control Agreement ("Agreement") is dated as of _______________, 1997 and is entered into by and between ____________________
("Executive") and Furon Company, a California corporation ("Furon").

                                    RECITALS

                  Furon considers it essential to the best interest of Furon and its shareholders that Executive be encouraged to remain with Furon and continue to devote full attention to Furon's business notwithstanding the possibility, threat or occurrence of an Event (as defined below) involving Furon. Furon believes that it is in the best interest of Furon and its shareholders to reinforce and encourage the continued attention and dedication of Executive and to diminish inevitable distractions arising from the possibility of an Event. Accordingly, to assure Furon that it will have Executive's undivided attention and services notwithstanding the possibility, threat or occurrence of an Event, and to induce Executive to remain in the employ of Furon, and for other good and valuable consideration, the Board of Directors of Furon has, at the recommendation of its Compensation Committee, caused Furon to enter into this Agreement.





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                              TERMS AND CONDITIONS

                  Executive and Furon hereby agree to the following terms and conditions:

                  1. Term of Agreement/Expiration Date. This Agreement shall be effective as of the date first indicated above and shall remain in effect until the Expiration Date described below. The "Expiration Date" is the third anniversary of the date either party gives written notice of the termination of this Agreement. This Agreement supersedes the Change-in-Control Agreement dated as of ________________ between the Executive and Furon (the "Prior Agreement"). The Prior Agreement shall have no further force or effect when this Agreement becomes effective.

                  2. Event Date. The "Event Date" shall mean the first date during the term of this Agreement on which an Event (as defined in Section 3) occurs; provided, however, that if an Event occurs and if Executive's employment with Furon is terminated within the six-month period prior to the date on which the Event occurs, the "Event Date" shall mean the date immediately prior to the date of such termination.

                  3.       Event.  "Event" shall mean any of the following:

                  (a)  The dissolution or liquidation of Furon;





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                  (b)    The merger, consolidation, or other reorganization of
         Furon with or into one or more entities which are not "Subsidiaries" (as defined below), as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of Furon;

                  (c) The sale or transfer of substantially all of Furon's business and/or assets to a person or entity which is not a Subsidiary; or

                  (d) A Change in Control. A "Change in Control" shall be deemed to have occurred if:

                           (i) any "person", alone or together with all
                  "affiliates" and "associates" of such person is or becomes (a) an "Acquiring Person" as defined in the Rights Agreement, originally dated as of March 21, 1989, by and between Furon and The Bank of New York, successor Rights Agent, or (b) the "beneficial owner" of 20% or more of the outstanding voting securities of Furon (the terms "person", "affiliates", "associates" and "beneficial owner" are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a "Change in Control" shall not be deemed to have occurred if such "person" is (x) Furon, any Subsidiary or any employee benefit plan or employee stock plan of Furon or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting

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                  securities by, for or pursuant to, the terms of any such plan, or (y) Executive or Executive and one or more other persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of Furon; or

                           (ii) individuals who at the beginning of any period
                  of two consecutive calendar years constitute the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by Furon's shareholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

                  "Subsidiary" shall mean any corporation or other entity of which more than 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by Furon. If the approval of the shareholders of Furon for any of the occurrences set forth in subsections (a) through (d) is obtained prior to such occurrence, then such shareholder approval shall constitute the Event.

                  4. Effective Period. For the purpose of this Agreement, the "Effective Period" is the period commencing on the Event Date, and ending on the earlier of the



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Expiration Date or the [INSERT EXECUTIVE'S MULTIPLIER(1)] anniversary of the
Event Date.

                  5.       Termination of Employment.

                  (a) General. Executive shall be entitled to the payments and benefits described in Section 6(a) of this Agreement in the event Executive's employment is terminated (i) by Furon during the Effective Period for any reason, other than as a result of Executive's death or for Disability or Cause in accordance with the terms of this Section 5, or (ii) by Executive for Good Reason pursuant to a Notice of Termination delivered during the Effective Period.

                           (1) Death. Executive's employment shall terminate automatically upon Executive's death.

                           (2) Disability. If the Disability of Executive occurs
                  during the Effective Period (pursuant to the definition of Disability set forth below), Furon may give Executive written notice in accordance with Section 15 of this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with Furon shall terminate effective on the 30th day after receipt of such notice by Executive (the "Disability


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(1)FOOTNOTE FOR EXHIBIT PURPOSES ONLY: The Multiplier is three for the
Registrant's Chief Executive Officer And Chief Operational Officer and two for its other executive officers.

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                  Effective Date"), provided that, within the 30 Days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of Executive from Executive's duties with Furon on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is both (i) determined to be total and permanent by a physician selected by Furon or its insurers and acceptable to Executive or Executive's legal representative, and (ii) entitles Executive to the payment of long-term disability benefits from Furon's long-term disability plan commencing immediately upon the Disability Effective Date.

                           (3) Cause.  Furon may  terminate  Executive's
                  employment during the Effective Period for Cause. For purposes of this Agreement, "Cause" shall be limited to:

                                    (i)  The conviction of Executive for
                           commission of a felony, or

                                    (ii) The willful engaging by Executive in
                           gross misconduct which materially and demonstrably injures Furon. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "wilful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of Furon.

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                           (4)  Good Reason.  Executive's employment may be
                  terminated by Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                                    (i) The assignment to Executive of any
                           duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Event Date, or any other action by Furon which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Furon promptly after receipt of notice thereof given by Executive;

                                    (ii) Any failure by Furon to reappoint
                           Executive to a position held by Executive on the Event Date, except as a result of the termination of Executive's employment by Furon for Cause or Disability, the death of Executive, or the termination of Executive's employment by Executive other than for Good Reason;

                                    (iii)  Reduction by Furon in Executive's
                           base salary as in effect on the date hereof or as the same may be increased from time-to-time;



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                                    (iv) The taking of any action by Furon
                           (including the elimination of benefit plans without providing substitutes therefore or the reduction of Executive's benefits thereunder) that would substantially diminish the aggregate value of Executive's incentive awards and other fringe benefits including executive benefits and perquisites from the levels in effect prior to the Event Date;

                                    (v)  Furon's requiring Executive to be based
                           at any office or location which increases the distance from Executive's home to the office or location by more than 35 miles from the distance in effect as of the Event Date;

                                    (vi) Any purported termination by Furon of
                           Executive's employment otherwise than pursuant to a Notice of Termination; or

                                    (vii) Any failure by Furon to comply with
                           and satisfy Section 10(c) of this Agreement.

         For purposes of this Section, any good faith determination of "Good Reason" made by Executive shall be conclusive.

                  (b) Notice of Termination. Any termination of Executive's employment by Furon during the Effective Period for any reason, or by Executive for Good



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          Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The facts and circumstances set forth in any Notice of Termination given by Furon pursuant to a purported termination of Executive for Cause shall constitute the exclusive set of facts and circumstances upon which Furon may rely to attempt to demonstrate that Cause for such termination existed. The failure by Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing Executive's rights hereunder.

                  (c) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by Furon for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or a later date (within the limit set forth in subsection
         (b)) specified therein, as the case may be, (ii) if Executive's employment is terminated by Furon other than for Cause or Disability, the Date of



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         Termination shall be the date on which Furon notifies Executive of such termination and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

                  6.       Obligations of Furon upon Termination.

                  (a) Good Reason, Other Than for Cause, Death or Disability. If Furon shall terminate Executive's employment other than for Cause or Disability during the Effective Period, or Executive shall terminate employment for Good Reason pursuant to a Notice of Termination delivered during the Effective Period, Furon agrees to make the payments and provide the benefits described below. Furon shall not be obligated to make such payments and provide such benefits if the Executive's employment with Furon terminates as a result of Executive's death.

                           (i) Furon shall pay to Executive in a lump sum in
                  cash within 10 days after the Date of Termination an amount equal to the product of (1) and (2), where (1) is [INSERT EXECUTIVE'S MULTIPLIER] and (2) is the sum of (x) Executive's highest rate of annual base salary in effect at any time in the two years preceding the Date of Termination and (y) the highest annual amount of incentive compensation (including both short and long term compensation) paid in respect of the most recent three fiscal years ending before the Date of Termination under Furon's Economic Value Added




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                  Incentive Compensation Plan or any other incentive
                  compensation plan of Furon; provided, however, that if the incentive compensation otherwise payable under Furon's Economic Value Added Incentive Compensation Plan or any other incentive compensation plan of Furon in respect of the fiscal year preceding the fiscal year in which the Date of Termination occurs has not been paid in full on or before the Date of Termination, "three" in this clause (y) shall be replaced by "four." (The amount in this clause (y) is referred to hereinafter as the "Incentive Compensation Payment.")

                           (ii) (A) Furon shall pay Executive his or her full
                  base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given plus a pro-rata share of the Incentive Compensation Payment. Such pro-rata share shall equal the fraction of Furon's fiscal year which preceded the Date of Termination. (B) In addition, if the incentive compensation otherwise payable under Furon's Economic Value Added Incentive Compensation Plan or any other incentive compensation plan of Furon in respect of the fiscal year preceding the fiscal year in which the Date of Termination occurs has not been paid in full on or before the Date of Termination, the Company shall pay Executive an amount equal to the difference between the Incentive Compensation Payment and the portion (if any) which was actually paid to the Executive of such incentive compensation in respect of the fiscal year preceding the fiscal year in which the Date of Termination occurs.




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                           (iii) For [INSERT EXECUTIVE'S MULTIPLIER] years after
                  Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, Furon shall continue to provide welfare benefits and fringe benefits and other perquisites to Executive and Executive's family at least equal to those which would have been provided to them if Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of Furon and its affiliated companies applicable generally to other peer executives and their families immediately preceding the Date of Termination; provided, however, that if Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such plans, practices, programs and policies, Executive shall be considered to have remained employed until [INSERT EXECUTIVE'S MULTIPLIER] years after the Date of Termination and to have retired on the last day of such period. Following the period of continued benefits referred to in this subsection, Executive and Executive's family shall be given the right provided in Section 4980B of the Internal Revenue Code to elect to continue benefits in all group medical plans. In the event that Executive's

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                  participation in any of the plans, programs, practices or
                  policies of Furon referred to in this subsection is barred by the terms of such plans, programs, practices or policies, Furon shall provide Executive with benefits substantially similar to those which Executive would be entitled as a participant in such plans, programs, practices or policies. At the end of the period of coverage, Executive shall have the option to have assigned to Executive, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by Furon and relating specifically to Executive.

                           (iv) Furon shall enable Executive to purchase the
                  automobile, if any, that Furon was providing for Executive at the time Notice of Termination was given at the wholesale value of such automobile at such time, as shown in the current addition of the National Auto Research Publication Blue Book. At Executive's election, Executive may retain any existing club memberships upon reimbursement to Furon of any membership purchase costs or initiation fees and related membership assessments paid by Furon; provided, however, that Executive need not repay Furon any periodic dues, food or beverage charges or other costs previously paid by Furon in connection with such memberships. Any outstanding relocation loans to Executive from Furon shall not be accelerated. The obligations set forth in this Section 6(a)(iv) are hereinafter referred to as the "Special Obligations."






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                          (v) Any compensation previously deferred by the
                  Executive (together with any accrued earnings or interest thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the amount referred to in this clause (v) and clause (ii) above being referred to as "Accrued Obligations").

                           (vi) To the extent not theretofore paid or provided,
                  Furon shall timely pay or provide Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of Furon and its affiliated companies, including but not limited to any benefits payable to Executive under a plan, policy, practice, etc., referred to in Section 7 below, (such other amounts and benefits being hereinafter referred to as "Other Benefits") in accordance with the terms of such plan, program, policy, practice, contract or agreement.

                  (b) Death. If the Executive's employment is terminated by
                      reason of the Executive's death during the Effective Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for timely performance of the Special Obligations, payment of Accrued Obligations and payment or provision of Other Benefits. Accrued Obligations shall be





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                      paid to the Executive's estate or beneficiary, as
                      applicable, in a lump sum in cash within 10 days of the Date of Termination.

                  (c) Disability. If the Executives employment is terminated by reason of the Executive's Disability during the Effective Period, this Agreement shall terminate without further obligations to the Executive, other than for timely performance of the Special Obligations, payment of Accrued Obligations and payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

                  (d) Cause. If Executive's employment shall be
                      terminated for Cause during the Effective Period, this Agreement shall terminate without further obligations to Executive (other than the obligation to pay to Executive his base salary earned through the Date of Termination and payment or provision of the Other Benefits).

                  (e)  Other than for Good Reason.

                           (1) If Executive shall voluntarily terminate
                      employment, excluding a termination for Good Reason, within the six month period following the Event Date, this Agreement shall terminate without further obligations to Executive, except that Furon shall (i) pay to Executive his base salary earned through the Date of Termination and pay or provide the Other





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                      Benefits, (ii) pay to Executive an additional lump sum
                      payment as of the Date of Termination equal to six months' of the Executive's base salary as in effect on the Date of Termination, and (iii) timely perform the Special Obligations.

                           (2) If Executive shall voluntarily terminate
                      employment, excluding a termination for Good Reason, within the Effective Period, but after the six month period following the Event Date, this Agreement shall terminate without further obligations to Executive, except that Furon shall (i) pay to Executive his base salary earned through the Date of Termination and pay or provide the Other Benefits, and (ii) timely perform the Special Obligations.

                  7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by Furon or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 19, shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with Furon or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with Furon or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.





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                  8. Full Settlement. Furon's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Furon may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as provided in Section 6(a)(iii), such amounts shall not be reduced whether or not Executive obtains other employment. Furon agrees to pay, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by Furon, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal Rate, provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Executive shall be entitled to payment of such legal fees and expenses on a monthly basis during the pendency of any contest. Accordingly, Furon shall, on the tenth business day of each month following the Executive's Date of Termination, pay Executive any legal fees and expenses incurred by Executive as a result of a contest hereunder for which the Executive presented invoices to Furon on or before the last business day of the preceding month. Notwithstanding the foregoing, Furon shall be entitled to reimbursement by the Executive (1) for any legal fees or expenses of Executive in any contest by Executive about the amount of any payment under this Agreement if it is determined that Furon did not breach this Agreement and





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Executive's claim was not made in good faith, and (2) to the extent it is determined that the amount of such legal fees and expenses was not reasonable.

                  9.       Certain Additional Payments by Furon.

                  (a) In the event that any payment or distribution by Furon to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9(a)) ("Payments") is determined to be subject to (1) the excise tax imposed by Section 4999 of the Code or its successor, (2) any corresponding state excise tax, or (3) any interest or penalties are incurred by Executive with respect to such state or federal excise tax (such state or federal excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Furon shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is


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          required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm as may be designated by Executive and which is reasonably satisfactory to Furon (the "Accounting Firm"), which shall provide detailed supporting calculations both to Furon and Executive within 15 business days of the receipt of request from Executive or Furon. All fees and expenses of the Accounting Firm shall be borne solely by Furon. Any Gross-Up Payment, as determined pursuant to this Section 9(b), shall be paid by Furon to Executive within five days of the receipt of the Accounting Firm's determination. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Furon should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Furon exhausts its remedies pursuant to Section 9(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Furon to or for the benefit of Executive.

                  (c) Executive shall notify Furon in writing of any written claim actually received by Executive from the Internal Revenue Service requesting the payment by Executive of an Excise Tax in respect of Payments. Such notification shall be given as soon as practicable (which shall be deemed to have occurred if it is given




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          within 20 business days) after Executive actually receives such claim and shall apprise Furon of the nature of such claim, and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to Furon (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Furon notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                           (i) Give Furon any information reasonably requested by Furon relating to such claim,

                           (ii) Take such action in connection with contesting
                  such claim as Furon shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Furon,

                           (iii) Cooperate with Furon in good faith in order to contest such claim effectively, and

                           (iv) Permit Furon to participate in any proceedings
                  relating to such claim; provided, however, that Furon shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive



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                  harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), Furon shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Furon shall determine; provided, however, that if Furon directs Executive to pay such claim and sue for a refund, Furon shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Furon's control of the contest shall be limited to issues with respect to which a Gross Up Payment would be payable hereunder and




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                  Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by Executive of an amount advanced by Furon pursuant to Section 9(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to Furon's complying with the requirements of Section 9(c)) promptly pay to Furon the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by Furon pursuant to Section 9(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and Furon does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  10.      Successors.

                  (a) This Agreement is personal to Executive and without the prior written consent of Furon shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.



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

                  (b) This Agreement shall inure to the benefit of and be binding upon Furon and its successors and assigns.

                  (c) Furon will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Furon to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Furon would be required to perform it if no such succession had taken place. As used in this Agreement, "Furon" shall mean Furon as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  11.      Arbitration.

                  (a) Because it is agreed that time will be of the essence in determining whether any payments are due to Executive under this Agreement, Executive may, if he desires, submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration. This right to select arbitration shall be solely that of Executive, and Executive may decide whether or not to arbitrate in his discretion. The "right to select arbitration" is not mandatory on Executive, and Executive may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be



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

         discontinued without the mutual consent of both parties to the arbitration. During the lifetime of Executive only he can use the arbitration procedure set forth in this Section.

                  (b) Any claim for arbitration may be submitted as follows: If Executive disagrees with Furon regarding the interpretation of this Agreement and the claim is finally denied by Furon in whole or in part, such claim may be filed in writing with an arbitrator of Executive's choice who is selected by the method described in the next three sentences. The first step of the selection shall consist of Executive's submitting a list of five potential arbitrators to Furon. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge. Within two weeks after receipt of the list, Furon shall select one of the five arbitrators as the arbitrator for the dispute in question. If Furon fails to select an arbitrator in a timely manner, Executive shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

                  (c) The arbitration hearing shall be held in the county which includes the address last given prior to the commencement of arbitration by the Executive for notices under Section 15; provided that if such is outside the United States, the arbitration hearing shall be held in Orange County, California. The arbitration hearing shall be held within thirty days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Executive and Furon. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

                  (d) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than thirty days after the close of the hearing. In the event the arbitrator finds that Furon has breached this Agreement, he or she shall order Furon to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both Furon and Executive agree that no appeal shall be taken by either party from any decision rendered in such action.

                  (e) Furon will be considered the prevailing party in a dispute if the arbitrator determines (1) that Furon has not breached this Agreement and (2) the claim by Executive was not made in good faith. Otherwise, Executive will be considered the prevailing party. In the event that Executive is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by Executive in pursuing his claim and, if the Executive's home on the Date of Termination was more than 70 miles from the location of the



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

         arbitration, his reasonable travel and living expenses during the arbitration), including the fees of a stenographic reporter if employed, shall be paid by Furon.

            12. Governing Law. The laws of California shall govern the validity and interpretation of this Agreement, with regard to conflicts of laws.

            13. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            14. Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            15. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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
                  If to Executive:

                  If to Furon:

                           Furon Company
                           29982 Ivy Glenn Drive
                           Laguna Niguel, CA  92677

                           Attention: General Counsel


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. Neither the failure of Executive to give any notice required by this Agreement (including but not limited to the notice specified in Section 9(c) hereof), nor defects or errors in any notice given by Executive, shall relieve Furon of any corresponding obligation under this Agreement unless, and only to the extent that, Furon is actually and materially prejudiced thereby.

            16. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            17. Withholding Taxes. Furon may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.




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

            18. No Waiver. Executive's or Furon's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Executive or Furon may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            19. At-Will Employment. Executive and Furon acknowledge that, except as may otherwise be provided under any other written agreement between Executive and Furon, the employment of Executive by Furon prior to the Event Date is "at will" and, prior to the Event Date, Executive's employment may be terminated by either Executive or Furon at any time, in which case Executive shall have no further rights under this Agreement. This Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

            20.  Counterparts.   This Agreement may be executed simultaneously
in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.


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
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                                  FURON COMPANY

                                  By
                                     _______________________________________

                                  Title
                                       _____________________________________


                                  EXECUTIVE


                                  __________________________________________




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